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                                                                Exhibit 99(h)(5)


                    FORM OF ADDITIONAL COMPENSATION AGREEMENT


         ADDITIONAL COMPENSATION AGREEMENT (the "Agreement"), dated as of August
[ ], 2005, between [   ] ("[   ] ") and Claymore Advisors, LLC ("Claymore").

         WHEREAS, Old Mutual/Claymore Long-Short Fund (including any successor by merger or otherwise, the "Fund") is a diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares are registered under the Securities Act of 1933, as amended;

         WHEREAS, Claymore is the investment adviser of the Fund;

         WHEREAS, [      ] is acting as co-underwriter in an offering of the
Fund's common shares;

         WHEREAS, Claymore desires to provide additional compensation to [    ]
for acting as an underwriter in an offering of the Fund's common shares; and

         WHEREAS, Claymore desires to retain [    ] to provide after-market
support services designed to maintain the visibility of the Fund on an ongoing
basis, and [    ] is willing to render such services;

         NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.       (a)      Claymore hereby employs [   ], for the period and on the terms
                  and conditions set forth herein, to provide the following services at the reasonable request of Claymore:

                  (1) after-market support services designed to maintain the visibility of the Fund on an ongoing basis;

                  (2) relevant information, studies or reports regarding general trends in the closed-end investment company and asset management industries, if reasonably obtainable, and consult with representatives of Claymore in connection therewith; and

                  (3) information to and consult with Claymore with respect to applicable strategies designed to address market value discounts, if any.

         (b)      At the request of Claymore, [    ] shall limit or cease any
                  action or service provided hereunder to the extent and for the time period requested by Claymore; provided, however, that pending termination of this Agreement as provided for in
                  Section 6 hereof, any such limitation or cessation shall not relieve Claymore of its payment obligations pursuant to
                  Section 2 hereof.

         (c)      [   ] will promptly notify Claymore, as the case may be, if it learns of any material inaccuracy or misstatement in, or material omission from, any written information, as of the
                  date such information was published, provided by [   ] to
                  Claymore in connection with the performance of services by
                  [   ] under this Agreement.

2.       Claymore shall pay [   ] a fee computed weekly and payable quarterly in
         arrears commencing [   ], 2005 at an annualized rate of [ ]% of the
         Fund's total managed assets (as defined in the Prospectus dated August [ ], 2005 (the "Prospectus")) attributable to the common shares of the
         Fund sold by [    ] in this offering for a term as described in
         Section 6

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         hereof; provided that the total amount of the fee hereunder, shall not exceed [ ]% of the total price to the public of the Fund's common shares offered by the Prospectus (including all Initial Securities and Option Securities as such terms are described in the Purchase Agreement, dated August [ ], 2005, by and among the Fund, Claymore, Analytic Investors, Inc. and each of the Underwriters named therein (the "Purchase Agreement"). The sum total of the aggregate amount of these fee payments plus the amount of the expense reimbursement of $.00667 per common share payable by the Fund to the underwriters pursuant to the Purchase Agreement shall not exceed 4.5% of the total price of the Fund's common shares offered by the Prospectus. All quarterly fees payable hereunder shall be paid to Merrill Lynch within 15 days following the end of each calendar quarter.

3. Claymore shall be permitted to discharge all or a portion of its payment obligations hereunder upon prepayment in full or in part of the remaining balance due of the maximum additional commission amount described in Section 2 above.

4. Claymore acknowledges that the services of [ ] provided for hereunder do not include any advice as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of
         [    ] , and [    ] is not hereby agreeing, to: (i) furnish any advice
         or make any recommendations regarding the purchase or sale of portfolio securities or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services in connection with providing the services described in Section 1 hereof.

5.       Nothing herein shall be construed as prohibiting [   ] or its
         affiliates from providing similar or other services to any other clients (including other registered investment companies or other
         investment advisers), so long as [    ] ' services to Claymore are not
         impaired thereby.

6.       The term of this Agreement shall commence upon the date referred to
         above and shall be in effect until [    ].

7.       Claymore will furnish [     ] with such information as [     ] believes
         appropriate to its assignment hereunder (all such information so furnished being the "Information"). Claymore recognizes and confirms
         that [    ] (a) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same and (b) does not assume responsibility for the accuracy or completeness of the Information and such other information. To the best of Claymore's knowledge, the Information to be furnished by Claymore when delivered, will be true and correct in all material respects and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. Claymore will promptly
         notify [    ] if it learns of any material inaccuracy or misstatement
         in, or material omission from, any Information delivered to [    ].

8.       Claymore agrees that [    ] shall have no liability to Claymore or the
         Fund for any act or omission to act by [    ] in the course of its
         performance under this Agreement, in the absence of gross negligence or
         willful misconduct on the part of [    ]. Claymore agrees to the
         indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.


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9.       This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

10. No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction
         over the adjudication of such matters, and Claymore and [    ] consent
         to the jurisdiction of such courts and personal service with respect
         thereto. Each of [    ] and Claymore waives all right to trial by jury
         in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Claymore agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon Claymore and may be enforced in any other courts to the jurisdiction of which Claymore is or may be subject, by suit upon such judgment.

11. This Agreement may not be assigned by either party without the prior written consent of the other party.

12. This Agreement (including the attached Indemnification Agreement) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or
         waived except by an instrument in writing signed by both [    ] and
         Claymore.

13. All notices required or permitted to be sent under this Agreement shall be sent, if to Claymore:

         Claymore Advisors, LLC
         2455 Corporate West Drive
         Lisle, Illinois 60532
         Attention: Nicholas Dalmaso

         or if to [    ]:

         [    ]

         or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the US mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

14. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Additional Compensation Agreement as of the date first above written.

CLAYMORE ADVISORS, LLC                           [          ]




By: _________________________                    By: __________________________
    Name:                                           Name:
    Title:                                          Title:



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                         [    ] INDEMNIFICATION AGREEMENT



                                                               August [  ], 2005

[     ]

Ladies and Gentlemen:

         In connection with the engagement of [    ] ("[    ] ") to advise and
assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Agreement dated August
[ ], 2005 between the Company and [    ] (the "Agreement"), in the event that
[    ] becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the
Company agrees to indemnify, defend and hold [    ] harmless to the fullest
extent permitted by law, from and against any losses, claims, damages, liabilities and expenses in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted solely from the gross negligence, bad faith or
willful misconduct of [    ]. In addition, in the event that [     ] becomes
involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters
contemplated by the Agreement, the Company will reimburse [     ] for its legal
and other expenses (including the cost of any investigation and preparation) as
such expenses are incurred by [    ] in connection therewith. If such
indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates and
other constituencies, on the one hand, and [     ], on the other hand, in the
matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates and other constituencies, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates and other constituencies, as the case may be, as a result of or in
connection with the transaction (whether or not consummated) for which [     ]
has been retained to perform financial services bears to the fees paid to [    ]
under the Agreement; provided, that in no event shall the Company contribute
less than the amount necessary to assure that [    ] is not liable for losses,
claims, damages, liabilities and expenses in excess of the amount of fees
actually received by [    ] pursuant to the Agreement. Relative fault shall be
determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or
other agents), on the one hand, or by [     ], on the other hand. The Company
will not settle any Proceeding in respect of which indemnity may be sought
hereunder, whether or not [     ] is an actual or potential party to such
Proceeding, without [     ] ' prior written consent. For purposes of this
Indemnification


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Agreement, [     ] shall include [     ], any of its affiliates, each other
person, if any, controlling [     ] or any of its affiliates, their respective
officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither [     ] nor any of its affiliates,
directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the
Company in connection with or as a result of either [     ] ' engagement under
the Agreement or any matter referred to in the Agreement, including, without limitation, related services and activities prior to the date of the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted solely from the gross negligence, bad
faith or willful misconduct of [     ] in performing the services that are the
subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS,
AND THE COMPANY AND [    ] CONSENT TO THE JURISDICTION OF SUCH COURTS AND
PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO
PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM
ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY
THIRD PARTY AGAINST [    ] OR ANY INDEMNIFIED PARTY. EACH OF [    ] AND THE
COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING
TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING
OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN
ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR
MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.


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         The foregoing Indemnification Agreement shall remain in full force and
effect notwithstanding any termination of [     ] ' engagement. This
Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                                     Very truly yours,

                                                     CLAYMORE ADVISORS, LLC


                                                     By: ______________________
                                                           Name:
                                                           Title:

Accepted and agreed to as of the date first above written:

[       ]


By  ______________________
    Name:
    Title:



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